                                                                     EXHIBIT 4.1

      COMMON                                                    COMMON
      STOCK                                                     STOCK

  par value $1.00                               This certificate is transferable
    per share             [LOGO]                       in New York, NY
                                             see reverse for certain definitions

NUMBER                                                                    SHARES
BU

                       varian medical systems, inc.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


    this certifies that                                CUSIP 92220P 10 5




    is the record holder of


           fully paid and non-assessable shares of the common stock of


Varian Medical Systems, Inc., transferable on the books of this Corporation upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by a transfer agent and registered by a registrar.

In Witness Whereof the duly authorized officers of the Corporation have hereunto subscribed their names in facsimile on behalf of the Corporation.

                               [ARTWORK]


Dated:
                                                         /s/ Richard M. Levy
                                                         -----------------------
                                                                   PRESIDENT AND
                                                         CHIEF EXECUTIVE OFFICER


Countersigned and Registered:
First Chicago Trust Company of New York
Transfer Agent and Registrar

/s/ Joseph F. [illegible]
------------------------
Authorized Signature


                                                         /s/ Joseph B. Phair
                                                         -----------------------
                                                                       SECRETARY
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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

 TEN COM - as tenants in common   UNIF GIFT MIN ACT-.........Custodian.........
 TEN ENT - as tenants by the                         (Cust)           (Minor)
           entireties                               under Uniform Gifts to
 JT TEN  - as joint tenants with                    Minors Act..................
           right of survivorship                                   (State)
           and not as tenants in
           common


    Additional abbreviations may also be used though not in the above list.

                         VARIAN MEDICAL SYSTEMS, INC.

        The corporation is authorized to issue shares of Common Stock, par value $1 per share, and Preferred Stock, par value $1 per share. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference of any series of Preferred Stock), to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

        A statement (which may include a summary with proper references to the provisions of the Restated Certificate of Incorporation of the corporation or the resolution or resolutions of the Board of Directors fixing preferences) of the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, granted to, or imposed upon the respective classes or series of shares of the corporation and upon the holders thereof as established by the Restated Certificate of Incorporation or by the resolution or resolutions of the Board of Directors determining preferences, and the number of shares constituting each series of preferred stock and the designation thereof, is available upon request and without charge at the principal office of the corporation, 3100 Hansen Way, Palo Alto, California 94304-1030.

    For value received, _____________________________ hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY
OR OTHER TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE
_____________________________

_____________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________

                                            __________________________________
                                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                            MUST CORRESPOND WITH THE NAME AS
                                            WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE IN EVERY PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT OR
                                            ANY CHANGE WHATEVER.


        Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 20, 1998 (as such may be amended from time to time, the "Rights Agreement"), between Varian Medical Systems, Inc. (the "Company") and First Chicago Trust Company of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common stock or other securities or assets of the Company or a Subsidiary of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.



Signature(s) Guaranteed:

By_________________________________
THE SIGNATURE SHOULD BE GUARANTEED
BY A BROKERAGE FIRM OR A FINANCIAL
INSTITUTION THAT IS A MEMBER OF A
SECURITIES APPROVED MEDALLION PROGRAM,
SUCH AS SECURITIES TRANSFER AGENTS
MEDALLION PROGRAM (STAMP), STOCK
EXCHANGES MEDALLION PROGRAM (SEMP) OR
NEW YORK STOCK EXCHANGE,
INC. MEDALLION SIGNATURE PROGRAM (MSP).